EXHIBIT 11

New York Film Works, Inc.

EPS Calculations for period November 1, 1998 to October 31, 1999

Basic                                   $0.001

Diluted                                 $0.001

EPS Calculations for period November 1, 1997 to October 31, 1998

Basic                                   $0.001

Diluted                                 $0.001

EPS Calculations for period November 1, 1996 to October 31, 1997

Basic                                   $0.001

Diluted                                 $0.001


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